UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2021

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	82-1302696
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 319-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FAT	The Nasdaq Stock Market LLC
Class B Common Stock	FATBB	The Nasdaq Stock Market LLC
Series B Cumulative Preferred Stock	FATBP	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	FATBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement.

On September 14, 2021, FAT Brands Inc. (the “Company”) and its special purpose, wholly-owned subsidiary, FAT Brands Twin Peaks I, LLC (the “Issuer”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with Jefferies LLC (the “Initial Purchaser”). The Note Purchase Agreement provides for the issuance and sale by the Issuer to the Initial Purchaser of an aggregate principal amount of $250,000,000 of Series 2021-1 Fixed Rate Secured Notes (the “Notes”).

The Notes will be issued on or about October 1, 2021 in three tranches as follows: (i) 7.00% Series 2021-1 Fixed Rate Senior Secured Notes, Class A-2, in an initial principal amount of $150,000,000; (ii) 9.00% Series 2021-1 Fixed Rate Senior Subordinated Secured Notes, Class B-2, in an initial principal amount of $50,000,000; and (iii) 10.00% Series 2021-1 Fixed Rate Subordinated Secured Notes, Class M-2, in an initial principal amount of $50,000,000. The net proceeds from the sale of the Notes will be used in part to finance the acquisition of Twin Peaks Buyer, LLC and its direct and indirect subsidiaries in a transaction announced on September 1, 2021. The Notes will be issued in a securitization transaction in which substantially all of the franchising and operating assets of the Twin Peaks restaurant chain will be held by the Issuer and pledged as collateral to secure the Notes.

The Notes were offered and sold to qualified institutional buyers through the Initial Purchaser pursuant to the exemptions from registration provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside of the United States to non-U.S. persons in compliance with Regulation S under the Securities Act. The Note Purchase Agreement contains customary representations, warranties, covenants and closing conditions for transactions of this type, including customary provisions pursuant to which the Company and the Issuer agreed to hold harmless and indemnify the Initial Purchaser against damages under certain circumstances.

The above description of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 15, 2021, the Company filed with the Secretary of State of the State of Delaware a Certificate of Increase increasing the authorized shares of its Series B Cumulative Preferred Stock to 9,000,000 shares. A copy of the Certificate of Increase is filed herewith as Exhibit 3.1 and is incorporated by reference into this Item 5.03.

On September 16, 2021, the Company filed with the Secretary of State of the State of Delaware a Certificate of Elimination, eliminating from the Company’s Certificate of Incorporation the 100,000 shares designated as Series A Fixed Rate Cumulative Preferred Stock. A copy of the Certificate of Elimination is filed herewith as Exhibit 3.2 and is incorporated by reference into this Item 5.03.

Item 7.01 Regulation FD Disclosure.

On September 15, 2021, the Company issued a press release announcing the agreement to issue the Notes and the pricing of the Notes. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including the attached Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
3.1	Certificate of Increase of Series B Cumulative Preferred Stock, filed with the Delaware Secretary of State on September 15, 2021
3.2	Certificate of Elimination of Series A Fixed Rate Cumulative Preferred Stock, filed with the Delaware Secretary of State on September 16, 2021
10.1	Note Purchase Agreement, dated September 14, 2021, by and among FAT Brands Inc., FAT Brands Twin Peaks I, LLC, and Jefferies LLC
99.1	Press release, dated September 15, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 16, 2021

FAT Brands Inc.

By:	/s/ Kenneth J. Kuick
Kenneth J. Kuick
Chief Financial Officer